EXHIBIT 99.1

SACRAMENTO, CA - JULY 19, 2001


AMERICAN RIVER HOLDINGS ANNOUNCES
SECOND QUARTER AND YTD 2001 FINANCIAL RESULTS


Sacramento, CA - July 19, 2001 - (Nasdaq: AMRB) -- The parent company of American River Bank, North Coast Bank and first source capital announced financial results for the six months and quarter ended June 30, 2001. Net income on a year-to-date basis was $1,925,000 ($0.75 diluted EPS) up 10.2% from the $1,747,000 ($0.70 diluted EPS) recorded in the same period last year. Total assets grew by $11,622,000 from one year ago, reaching $273,013,000 at June 30, 2001. Net income for the second quarter 2001 was $901,000 ($0.35 diluted EPS) up from the $857,000 ($0.35 diluted EPS) recorded in the second quarter 2000.

Net income for 2000 was impacted by merger-related expenses resulting from the North Coast Bank acquisition that closed in the fourth quarter 2000. Therefore, year-to-date net income, excluding these non-recurring expenses, at June 30, 2000 was $1,897,000 compared to $1,925,000 this year. Net income, excluding non-recurring expenses for the quarter ended June 30, 2000 was $995,000 compared to $901,000 for the quarter ended June 30, 2001.

For the six months ending June 30, 2001, and when compared to the same period in 2000, net interest income grew by 13.6% from $6,441,000 to $7,316,000. The net interest margin for the first six months of this year was 5.87% on a tax-equivalent basis, compared to 5.74% for the first half of 2000. Non-interest income was $1,135,000 compared to $1,077,000, which is an increase of 5.4%. Non-interest expense increased from $4,406,000 for the first half of last year to $4,880,000 this year.

Net interest income for the second quarter 2001 was $3,629,000 up 10.3% from the $3,289,000 recorded in the second quarter 2000. For the quarter ended June 30, 2001, the net interest margin was 5.84%, identical to that of second quarter ended June 30, 2000. Non-interest income for the most recent quarter, however, was slightly off at $556,000, compared to $572,000 recorded in the comparable period in the previous year. For the quarter, overhead increased from $2,317,000 to $2,500,000.

These higher overhead costs were, in large part, associated with the completion of two significant projects during the second quarter of 2001: implementation of a new Company-wide computer system and the completion of the consolidation of support services for the newly-acquired North Coast Bank. These investments in future operating efficiencies were designed to enable the Company to continue as a leading-edge financial services provider and to improve operating performance.






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

Net loans and leases outstanding grew 13.4% from a year ago to $197,139,000. This growth was funded by an increase in deposits and a reduction in investment securities. Deposits increased by 5.8% to $243,176,000. Shareholders' equity increased by 18.3% from $22,272,000 on June 30, 2000 to $26,341,000 on June 30,
2001. The majority of this increase was from reinvested profits.

Non-performing loans and leases were 0.69% of total loans and leases at June 30, 2001. Net charge-offs on a year-to-date basis were 0.15% average loans and leases. The allowance for loan and lease losses was $2,537,000 at June 30, 2001, which is 1.27% of total loans and leases and 184.4% of non-performing loans and leases.

Return on average assets was 1.40% for the first six months of this year and return on average equity was 15.28%. The efficiency ratio was 57.22% for the six-month period.

"This is our 70th consecutive, profitable quarter. These results showcase our belief that consistency builds value," said David Taber, President and CEO of American River Holdings.

American River Holdings is a financial services company with three subsidiaries, American River Bank, a community business bank with four offices in Sacramento and Placer Counties, North Coast Bank, a community business bank with three offices in Sonoma County and first source capital, headquartered in Sacramento, which provides equipment lease financing for businesses throughout the country.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com

Unaudited financial statements are attached. Earnings per share have been adjusted for a 5% stock dividend in 2000.

FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements about American River Holdings' and subsidiaries' financial condition, results of operations, plans, objectives and future performance. A number of factors, any of which are beyond the control of American River Holdings or its subsidiaries could cause actual results to differ materially from those in the forward-looking statements. American River Holdings files periodic reports with the SEC. These reports are available at www.sec.gov and describe some of the factors mentioned above.




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

AMERICAN RIVER HOLDINGS                                     Financial Summary
                                                               (unaudited)
CONSOLIDATED BALANCE SHEET
                                                   JUNE 30        JUNE 30         PERCENT
          ASSETS                                    2001           2000           CHANGE
                                                ------------   ------------    ------------
Cash and due from banks                         $ 19,159,000   $ 19,612,000          -2.31%
Federal funds sold                                 3,350,000      2,140,000          56.54%
Interest-bearing deposits in banks                 5,345,000      6,431,000         -16.89%
Investment securities                             38,439,000     50,901,000         -24.48%
Loans and leases, net                            197,139,000    173,910,000          13.36%
Bank premises and equipment                        1,970,000      1,385,000          42.24%
Accounts receivable servicing receivable, net      3,779,000      2,705,000          39.70%
Accrued interest and other assets                  3,832,000      4,307,000         -11.03%
                                                ------------   ------------    ------------

                                                $273,013,000   $261,391,000           4.45%
                                                ============   ============    ============
   LIABILITIES & EQUITY

Deposits                                        $243,176,000   $229,839,000           5.80%
Short-term borrowings                                     --      5,250,000        -100.00%
Long-term debt                                     2,062,000      2,105,000          -2.04%
Accrued interest and other liabilities             1,434,000      1,925,000         -25.51%
                                                ------------   ------------    ------------
Total liabilities                                246,672,000    239,119,000           3.16%

Total equity                                      26,341,000     22,272,000          18.27%
                                                ------------   ------------    ------------

                                                $273,013,000   $261,391,000           4.45%
                                                ============   ============    ============

CONSOLIDATED STATEMENT OF INCOME
        (UNAUDITED)                                   SECOND        SECOND
                                                      QUARTER       QUARTER        FOR THE SIX MONTHS
                                                       2001          2000             ENDING JUNE 30
                                                    -----------   -----------   -------------------------
Interest income                                     $ 5,317,000   $ 5,078,000   $11,100,000   $ 9,901,000
Interest expense                                      1,688,000     1,789,000     3,784,000     3,460,000
                                                    -----------   -----------   -----------   -----------
Net interest income                                   3,629,000     3,289,000     7,316,000     6,441,000
Provision for loan and lease loss                       187,000       146,000       381,000       278,000
Total non-interest income                               556,000       572,000     1,135,000     1,077,000
Total non-interest expense                            2,500,000     2,317,000     4,880,000     4,406,000
                                                    -----------   -----------   -----------   -----------
Income before taxes                                   1,498,000     1,398,000     3,190,000     2,834,000
Income taxes                                            597,000       541,000     1,265,000     1,087,000
                                                    -----------   -----------   -----------   -----------
Net income                                              901,000       857,000     1,925,000     1,747,000
Non-recurring expenses, net of income taxes                  --       138,000            --       150,000
                                                    -----------   -----------   -----------   -----------


Core earnings                                       $   901,000   $   995,000   $ 1,925,000   $ 1,897,000
                                                    ===========   ===========   ===========   ===========

Basic earnings per share                            $      0.37   $      0.36   $      0.80   $      0.74
Diluted earnings per share                                 0.35          0.35          0.75          0.70
Core-basic earnings per share                              0.37          0.42          0.80          0.80
Core-diluted earnings per share                            0.35          0.40          0.75          0.76
Core-trailing 12-month diluted earnings per share          1.57

Average shares outstanding                            2,418,521     2,370,233     2,416,025     2,366,394

----------------------------------------------------------------------------------------------------------
Operating Ratios (through June 30):
   Return on average assets                                1.31%         1.38%         1.40%         1.41%
   Return on average equity                               13.89%        15.72%        15.28%        16.42%
   Efficiency ratio (fully taxable equivalent)            59.26%        59.43%        57.22%        58.00%
----------------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 5% stock dividend in 2000. Core earnings exclude non-recurring expenses.

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